As filed with the Securities and Exchange Commission on October 23,
1996
Registration No. 33-_______


SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

CELADON GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)


Delaware
(State or Other Jurisdiction of Incorporation or Organization)

13-3276138
(I.R.S. Employer Identification Number)

9503 East 33rd Street,
One Celadon Drive
Indianapolis, Indiana  46236-4207
(317) 972-7000
(Address of Principal Executive Offices)

Celadon Group, Inc. Employee Stock Purchase Plan
(Full Title of the Plan)

Don S. Snyder
Celadon Group, Inc.
9503 East 33rd Street
One Celadon Drive
Indianapolis, Indiana  46236-4207
(Name and Address of Agent For Service)
(317) 972-7033
(Telephone Number, Including Area Code, of Agent For Service)
_________________________________

Copies of all communications to:
Arnold S. Jacobs, Esq.
Proskauer Rose Goetz & Mendelsohn LLP
1585 Broadway
New York, New York  10036
(212) 969-3000
_________________________________





CALCULATION OF REGISTRATION FEE

                          Proposed     Proposed
Title of      Amount      maximum      maximum         Amount
securities    to be       offering     aggregate       of
to be         registered  price per    offering        Registration
registered    (1)         share (2)    price(2)        Fee(2)

Common        250,000     $7.70        $1,925,781.25   $583.57
Stock par     shares
value $.033
per share




(1) The maximum number of shares which may be purchased under the Celadon Group, Inc. Employee Stock Purchase Plan (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of 85% of the average of the high and low prices of the Common Stock as reported on the NASDAQ National Market on October 16, 1996. Under the Plan, employees will purchase shares of Common Stock at a price equal to 85% of the actual purchase price of a share of Common Stock on a particular date, net of commissions.




























PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.

The following documents filed with the Securities and Exchange
Commission by Celadon Group, Inc., a Delaware corporation (the
"Corporation" or the "Registrant"), are incorporated herein by reference:

(1) The Corporation's Annual Report filed on Form 10-K for the fiscal year ended June 30, 1996.

(2) All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicated that all remaining securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

(3)  The description of the Corporation's Common Stock, par value
$.033 per share, contained in the Company's Registration Statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934.


Item 4.  Description of Securities.

Not applicable.


Item 5.  Interest of Named Experts and Counsel.

Not applicable.


Item 6.  Indemnification of Directors and Officers.

Section 1(d) of the Plan provides that the Compensation Committee of the Corporation's board of directors or such other committee as may be appointed by the Corporation's board of directors to administer the Plan (the "Committee"), the Committee's members, and any employee or professional advisor designated by the Committee to assist in the administration of the Plan shall not be liable for any action or determination of the Plan. Section 1(d) further provides that the Corporation or a subsidiary of the Corporation (as defined under Section 424(f) of the Internal Revenue Code of 1986, as amended (an "Affiliate"), as the case may be, will, to the fullest extent permitted by law and the certificate of incorporation and bylaws of the Company or Affiliate, and to the extent not covered by insurance, indemnify each director, officer or employee of the Corporation or an Affiliate (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Committee against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving the Plan in any capacity at the request of the Corporation, except in instances where any such person engages in willful neglect or fraud. Such right of indemnification includes the right to be paid by the Corporation for expenses incurred or reasonably anticipated to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement or final disposition of a suit, action or proceeding, will be made only upon delivery to the Corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified hereunder. Such indemnification is in addition to any rights of indemnification the person may have as a director, officer or employee or under the certificate of incorporation or the bylaws of the Corporation.

Pursuant to Section 145 of the Delaware General Corporation Law, the Corporation's certificate of incorporation provides that the Corporation will, to the full extent permitted by law, indemnify all directors, officers, incorporators, employees, or agents of the Corporation against liability for certain of their acts. The Corporation's certificate of incorporation provides that, with a number of exceptions, no director of the Corporation will be liable to the Corporation for damages for breach of his fiduciary duty as a director.

Article TENTH of the Corporation's certificate of incorporation provides that the Corporation will, to the full extent permitted by law or to the full extent that a court of competent jurisdiction shall deem proper or permissible under the circumstances, whichever is greater, indemnify all directors, officers, incorporators, employees, or agents of the Corporation. Article ELEVENTH of the Corporation's certificate of incorporation provides that no director of the Corporation shall be liable to the Corporation for breach of fiduciary duty as a director except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, (iii) for the unlawful payment of dividends on or redemption of the Corporation's capital stock or (iv) for any transaction from which the director derives an improper personal benefit.


Item 7.  Exemption from Registration Claimed.

Not applicable.


Item 8.  Exhibits.

4.1 Certificate of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 to the Corporation's Registration
Statement on Form S-1 (Registration No. 33-72128))

4.2 Bylaws of the Corporation (incorporated by reference to Exhibit 3.2 to the Corporation's Registration Statement on Form S-1 (Registration No. 33-72128))

4.3  Employee Stock Purchase Plan of the Registrant

5    Opinion of Proskauer Rose Goetz & Mendelsohn LLP

23.1 Consent of Ernst & Young LLP

23.2 Consent of Proskauer Rose Goetz & Mendelsohn LLP (included in
     Exhibit 5)

24   Powers of Attorney (included on page II-5)


Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i)  to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on October 18, 1996.

CELADON GROUP, INC.

By:       /s/ Stephen Russell
Name:     Stephen Russell
Title:    President and Chief
          Executive Officer


POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stephen Russell and Don S. Snyder, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Celadon Group, Inc., and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Corporation to be issued pursuant to the Corporation's Employee Stock Purchase Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                      Title                      Date




/s/ Stephen Russell      Chairman of the Board,   October 18, 1996
Stephen Russell          President and Chief
                         Executive Officer



/s/ Don S. Snyder        Executive Vice           October 18, 1996
Don S. Snyder            President/Chief
                         Financial Officer
                         (Principal Financial
                         Officer and Principal
                         Accounting Officer)



/s/ Paul A. Biddelman    Director                 October 18, 1996
Paul A. Biddelman



/s/ Michael Miller       Director                 October 18, 1996
Michael Miller



/s/ Kilin To             Director                 October 18, 1996
Kilin To























Exhibit 4.3


CELADON GROUP, INC.




EMPLOYEE STOCK PURCHASE PLAN


Effective November 1, 1996














CELADON GROUP, INC.




EMPLOYEE STOCK PURCHASE PLAN


Effective November 1, 1996



Table of Contents

Section                       Title                      Page

1.   Administration . . . . . . . . . . . . . . . . . . .1

2.   Eligibility. . . . . . . . . . . . . . . . . . . .  3

3.   Participation. . . . . . . . . . . . . . . . . . .  3

4.   Deductions . . . . . . . . . . . . . . . . . . . .  3

5.   Deduction Changes and Plan Withdrawals . . . . . .  4

6.   Purchase of Shares . . . . . . . . . . . . . . . .  5

7.   Dividends. . . . . . . . . . . . . . . . . . . . .  5

8.   Stock. . . . . . . . . . . . . . . . . . . . . . .  5

9.   Issuance of Certificates. . . .  . . . . . . . . .  6

10.  Registration of Certificates.. . . . . . . . . . .  6

11.  Rights as a Stockholder. . . . . . . . . . . . . .  6

12.  Retirement, Death, Disability, Section 16
       Applicability, Leave of Absence or Other
       Termination of Employment. . . . . . . . . . . . .6

13.  Withholding. . . . . . . . . . . . . . . . . . . .  8

14.  Rights Not Transferable. . . . . . . . . . . . . .  8

15.  Application of Funds . . . . . . . . . . . . . . .  8

16.  Adjustment in Case of Changes Affecting
       Common Stock . . . . . . . . . . . . . . . . . .  8

17.  Amendment of the Plan . . . . . . . . .. . . . . .  8

18.  Termination of the Plan . . . . . . . . .  . . . .  8

19.  Governmental Regulations. . . . . .  . . . . . . . .9

20.  Plan Share Purchases . . . . . . . . . . . . . . .  9

21.  No Employment Rights. . . . . . . . . . . . . . .   9

22.  Notices . . . . . . . . . . . . . . . . . . . . . . 9

23.  Severability of Provisions. . . . . . . . . . . . . 9

24.  Headings and Captions . . . . . . . . . . . . . .   9

25.  Approval of Board . . . . . . . . . . . . . . . .   10

26.  Controlling Law . . . . . . . . . . . . . . . . . . 10













CELADON GROUP, INC.



EMPLOYEE STOCK PURCHASE PLAN


Effective November 1, 1996


     The purpose of the Celadon Group, Inc. Employee Stock Purchase Plan (the "Plan") is to encourage and facilitate employee stock ownership by providing a continuing opportunity to purchase the common stock, par value $.033, (the "Common Stock") of Celadon Group, Inc. (the "Company") at a discount through payroll deductions. The Plan is not intended to be qualified under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

1.   Administration

     (a)  The Plan shall be administered by the Compensation
Committee of the Board of Directors of the Company (the "Board") or such other committee consisting of directors or other persons as may be appointed by the Board (the "Committee").

     (b) The Committee shall have full authority to interpret the Plan; to establish, amend, and rescind rules for carrying out the Plan; to administer the Plan; and to make all other determinations and to take such steps in connection with the Plan as the Committee, in its sole discretion, deems necessary or desirable for administering the Plan.

     (c) The Committee may designate other employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to such other employees to execute agreements or other documents on behalf of the Committee.

     (d) The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent. The Committee, its members and any person designated pursuant to paragraph (c) above shall not be liable for any action or determination made in good faith with respect to the Plan. The Company or an Affiliate (as defined in section 2), as the case may be, shall, to the fullest extent permitted by law and the certificate of incorporation and bylaws of the Company or Affiliate and, to the extent not covered by insurance, indemnify each director, officer or employee of the Company or an Affiliate (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Committee against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company, except in instances where any such person engages in willful neglect or fraud. Such right of indemnification shall include the right to be paid by the Company for expenses incurred or reasonably anticipated to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement or final disposition of a suit, action or proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified hereunder. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the certificate of incorporation or the bylaws of the Company. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

     (e) Except with respect to brokerage fees and commissions charged for the sale of shares of Common Stock and any fees charged for certificates of shares of Common Stock, all other costs, fees and expenses involved in administering the Plan as provided herein, or incident thereto, including without limitation, brokerage fees and commissions charged for the purchase of shares of Common Stock, shall be borne by the Company. Employees shall be fully responsible for (i) any brokerage fees and commissions charged for the sale of shares of Common Stock (ii) any fees for certificates of shares of Common Stock and (iii) any taxes owed by them as a result of participation in the Plan, including without limitation, taxes owed on the discount given hereunder.

     (f) All determinations by the Committee with respect to the administration of the Plan shall be in the sole discretion of the Committee based on this Plan document and other relevant documents, and all such determinations shall be final and binding upon all interested parties, including the employee, the employee's executor, administrator or other personal representative or designated beneficiary, and the Company.

     (g) The Committee shall designate an agent (the "Agent") to administer the Plan, purchase and sell shares of Common Stock in accordance with the Plan, keep records, send statements of account to employees and to perform other duties relating to the Plan, as the Committee may request from time to time. The initial Agent for the Plan is Furman Selz Incorporated.




2.   Eligibility

     All employees of the Company and all employees of any Affiliate designated by the Board to participate in the Plan, who are employed within the United States and who are normally and regularly scheduled to work at least thirty (30) hours per week shall be eligible to participate in the Plan after completing 120 days of continuous service with the Company or Affiliate in accordance with the terms hereof and such rules as may be prescribed from time to time ("Eligible Employees"). Temporary employees, seasonal employees, employees employed by the Company or Affiliate outside of the United States, persons subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), and employees whose employment is governed by the terms of a collective bargaining agreement between employee representatives (within the meaning of Code Section 7701(a)(46)) and the Company or an Affiliate (except to the extent that the collective bargaining agreement expressly provides for the inclusion of such employees) are not eligible to participate in the Plan. "Affiliate" shall mean a subsidiary corporation as defined under Code Section 424(f).

3.   Participation

     An Eligible Employee may participate in the Plan by completing and forwarding a payroll deduction authorization form to the Company's Human Resources Department. The form shall authorize a payroll deduction from the Eligible Employee's compensation each payroll period, which shall become effective on the payroll date coincident with or next following the first Enrollment Date following the ten (10) day period (or such other time period as the Human Resources Department may from time to time set) after the Human Resources Department receives the form from the Eligible Employee. Notwithstanding the foregoing, any employee who is an Eligible Employee on the Effective Date and who elects to participate in the Plan commencing on the Effective Date, may participate in the Plan as soon as practicable without regard to the ten (10) day notice period. "Enrollment Date" shall mean January 1 and July 1 of each calendar year.

4.   Deductions

     The Company shall maintain payroll deduction accounts for all participating employees. An Eligible Employee may authorize a payroll deduction in a designated percentage of the Eligible Employee's Compensation that he or she receives each payroll period, up to a maximum of the lesser of ten percent (10%) of Compensation or twenty-five thousand dollars ($25,000) per year. Amounts deducted shall equal at least one percent (1%) of Compensation for each payroll period. In no event shall interest be credited to employees' accounts.

     "Compensation" means all cash wages paid to an employee by the Company or an Affiliate, including salary, overtime, bonuses, and other lump sum payments. Compensation shall not include any imputed income or contributions by the Company or an Affiliate to, or benefits paid under, any pension, profit-sharing, fringe benefit, group insurance or other employee welfare plan heretofore or hereafter adopted or any deferred compensation arrangement or amounts paid or accrued as severance pay.

5.   Deduction Changes and Plan Withdrawals

     (a) Change of Election. An Eligible Employee may increase or decrease his or her payroll deduction, effective as of the payroll date following the next Enrollment Date, by timely filing a new payroll deduction authorization form with the Human Resources Department at least ten (10) days (or such other period of time as the Human Resources Department may from time to time prescribe) prior to such Enrollment Date.

     (b) Hardship Withdrawals. In the event an Eligible Employee makes a hardship withdrawal of employee deferral (401(k)) contributions under the Company's or an Affiliate's 401(k) Profit Sharing Plan or any other plan qualified under Section 401(a) of the Code that contains a Section 401(k) feature, such Eligible Employee's payroll deductions and the purchase of shares of Common Stock shall be suspended until the first payroll period following the Enrollment Date commencing after the twelve (12) month period after such hardship withdrawal. If an Eligible Employee who elects a hardship withdrawal under the Company's or Affiliate's 401(k) Profit Sharing Plan or such other plan has a cash balance accumulated in his or her account at the time of withdrawal that has not already been applied to purchase shares of Common Stock, such cash balance shall be returned to the employee as soon as administratively practicable.

     (c) Voluntary Suspension. An Eligible Employee may at any time upon ten (10) days' notice to the Human Resources Department (or such other period of time as the Human Resources Department may from time to time prescribe), and for any reason, suspend participation in the Plan, which shall become effective on the first payroll date coincident with or next following the ten (10) day period (or such other period of time as the Human Resources Department may from time to time prescribe). Any cash balance accumulated in his or her account that has not already been applied to purchase shares shall be returned to the Eligible Employee as soon as administratively feasible. An Eligible Employee who suspends participation may thereafter begin participation again on any Enrollment Date following the date of suspension.

     (d) Automatic Suspension. An Eligible Employee's participation in the Plan with regard to future payroll deductions shall be automatically suspended upon any of the following events:

          (i)  the employee is no longer an Eligible Employee;

          (ii) the employee becomes Disabled;

          (iii) the employee is on a Leave of Absence;

          (iv) the employee retires;

          (v)  the employee dies;

          (vi) the employee terminates employment for any other reason, or

          (vii) the employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power of value of all classes of stock of the Company or an Affiliate or a parent corporation, as defined under
Section 424(e) of the Code.

     "Disability" or "Disabled" shall mean a permanent and total disability as defined under Section 22(e)(3) of the Code. A "Leave of Absence" shall be determined by the usual policies of the Company or Affiliate.

6.   Purchase of Shares

     Amounts credited to an Eligible Employee's account as of the last trading day of each calendar quarter shall be applied to purchase fully paid and non-assessable whole and/or fractional shares of Common Stock for the account of that Eligible Employee at a purchase price equal to eighty-five percent (85%) of Fair Market Value as of the day of purchase. If all or any portion of the shares cannot reasonably be purchased on the last trading day of any calendar quarter in the sole discretion of the Committee because of availability or any other reason, such purchase shall be made as soon thereafter as feasible. The Eligible Employee's account shall be charged for the amount of the purchase, and the ownership of such share or shares shall be appropriately evidenced on the books of the Company. "Fair Market Value" shall mean the actual purchase price of a share of Common Stock on a particular date, net of commissions.

7.   Dividends

     Cash dividends, if any, on shares of Common Stock acquired through the Plan for which certificates have not been issued will be automatically paid by check directly to the Eligible Employee by the Company's transfer agent. Cash dividends on shares of Common Stock acquired through the Plan for which certificates have been issued will not be administered by the Plan.

8.   Stock

     The maximum number of shares of Common Stock which shall be reserved for sale under the Plan shall be 250,000. Purchases of Common Stock under the Plan shall be made by the Agent on the open market, or in the sole discretion of the Committee, may be made by the Company's delivery of treasury shares or newly-issued and authorized shares to the Plan, upon such terms as the Committee may approve.

9.   Issuance of Certificates

     Certificates for whole shares of Common Stock shall not be issued to Eligible Employees unless and until requested. A fee fixed by the Agent shall be charged for certificates of shares of Common Stock and for the replacement of lost certificates. Certificates for a fractional share shall not be issued under any circumstance. If an Eligible Employee requests certificates for whole shares of Common Stock, any fractional share of Common Stock shall remain in the Eligible Employee's account during his or her employment, unless he or she requests cash in lieu of the fractional share.

10.  Registration of Certificates

     Certificates may be registered upon initial issuance only in the name of the Eligible Employee.

11.  Rights as a Stockholder

     None of the rights or privileges of a stockholder of the Company shall exist with respect to shares of Common Stock purchased under the Plan unless and until such shares shall have been appropriately evidenced on the books of the Company.

12. Retirement, Death, Disability, Section 16 Applicability, Leave of Absence or Other Termination of Employment

     (a) Termination of Employment or Application of Section 16 of the Exchange Act (Other Than Disability or Leave or Absence Prior to Termination of Employment). Subject to such notice requirements as the Committee may from time to time prescribe, in the event of an Eligible Employee's retirement, death, or other termination of employment or in the event an Eligible Employee becomes subject to the requirements of Section 16 of the Exchange Act: (i) no further payroll deductions shall be taken from any payroll checks paid to such Eligible Employee on or after his or her retirement, death or other termination of employment or date upon which he or she became subject to the requirements of Section 16 of the Exchange Act; (ii) no further shares of Common Stock shall be purchased for the account of the Eligible Employee; (iii) any cash balance accumulated in the Eligible Employee's account shall be paid to the Eligible Employee or, in the event of the Eligible Employee's death, to the Eligible Employee's estate; and (iv) any dividends paid on shares of Common Stock on or after such Eligible Employee's retirement, death, other termination of employment or date upon which he or she became subject to the requirements of Section 16 of the Exchange Act shall be distributed to such Eligible Employee as a cash dividend. Nothing in this paragraph shall be deemed to prevent an Eligible Employee who becomes ineligible due to retirement, other termination of employment or applicability of
Section 16 of the Exchange Act from becoming eligible again under
Section 2 after returning to work.

     (b) Disability or Leave of Absence Prior to Termination of Employment. Subject to such notice requirements as the Committee may from time to time prescribe, in the event of an Eligible Employee's Disability or Leave of Absence, payroll deductions shall only be taken from pay that is due and owing to the Eligible Employee. To the extent that any cash balance has accumulated in the Eligible Employee's account, such balance shall be used to purchase shares of Common Stock on the last trading day of the calendar quarter or such other day as the Committee determines. With respect to an Eligible Employee who becomes ineligible to participate due to a Disability or Leave of Absence, shares of Common Stock held in such Eligible Employee's accounts shall continue to be held in the Eligible Employee's account unless he or she elects otherwise under paragraph (c) below. In the event that such employee's Disability or Leave of Absence ends and such employee returns to work as an Eligible Employee, payroll deductions shall resume automatically in accordance with his or her most recent authorization form in effect prior to the Disability or Leave of Absence, unless he or she elects otherwise. Paragraph (a) above shall apply to any termination of employment following an Eligible Employee's Disability or Leave of Absence.

     (c) Treatment of Common Stock Upon Termination of Employment. With respect to Eligible Employees who are not persons subject to
Section 16 of the Exchange Act, such Eligible Employees shall elect one (or a combination) of the following alternatives upon termination of employment (other than Disability or Leave of Absence):

          (i) the Eligible Employee may request the Agent to sell all or a portion of shares of Common Stock for which certificates have not been issued and receive cash for such shares, subject to any brokerage fees or commissions; or

          (ii) receive certificates, without charge, for all or a portion of the whole shares of Common Stock and cash in lieu of any fractional shares of Common Stock.

          If such Eligible Employee does not make an election regarding the treatment of his or her shares within the time period prescribed by the Committee, such Eligible Employee shall automatically receive certificates, without charge, for all whole shares of Common Stock and cash in lieu of any fractional shares of Common Stock.

          An Eligible Employee who becomes ineligible to participate due to Disability or Leave of Absence may elect one (or a combination) of the above alternatives at any time on or after his or her Disability or Leave of Absence.

     (d) Treatment of Common Stock Upon Application of Section 16 of the Exchange Act or Section 5(d)(vii) of the Plan. If an Eligible Employee becomes subject to Section 16 of the Exchange Act or Section 5(d)(vii) of the Plan, the employee shall receive, at such time he or she becomes subject to Section 16 of the Exchange Act or Section 5(d)(vii) of the Plan, certificates, without charge, for all or a portion of the whole shares of Common Stock and cash in lieu of any fractional shares of Common Stock.

13.  Withholding

     The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations to withhold federal, state or local income or other taxes incurred by reason of the issuance of shares of Common Stock pursuant to the Plan.

14.  Rights Not Transferable

     Rights under the Plan are not transferable by an Eligible
Employee other than by will or the laws of descent and distribution, and are exercisable during the Eligible Employee's lifetime only by the Eligible Employee or his or her guardian or legal representative.

15.  Application of Funds

     All funds received or held by the Company under the Plan may be used for any corporate purpose.

16.  Adjustment in Case of Changes Affecting Common Stock

     In the event of any change affecting Common Stock, such as stock splits or stock dividends, such adjustment shall be made as may be deemed equitable by the Board to give proper effect to such event and as required by applicable law.

17.  Amendment of the Plan

     The Board may at any time, or from time to time, amend the Plan in any respect.

18.  Termination of the Plan

     The Plan and all rights of employees under the Plan shall terminate at any time at the discretion of the Board. Upon termination of the Plan, (a) certificates for whole shares of Common Stock held in an Eligible Employee's account under the Plan shall be issued, without charge; (b) a cash payment shall be made in lieu of any fractional shares of Common Stock; and (c) all cash balances accumulated in the accounts of Eligible Employees shall be promptly refunded.


19.  Governmental Regulations

     The Company's obligation to sell and deliver Common Stock under the Plan is subject to all applicable laws and regulations, including the receipt of any approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares of Common Stock.

20.  Plan Share Purchases

     Purchases of outstanding shares of Common Stock may be made pursuant to and on behalf of the Plan, upon such terms as the Committee may approve, for delivery under the Plan. Shares delivered under the Plan may also be treasury shares or newly issued shares.

21.  No Employment Rights

     The establishment and operation of this Plan shall not confer any legal rights upon any employee or other person for a continuation of employment, nor shall it interfere with the rights of the Company or an Affiliate to discharge any employee and to treat him or her without regard to the effect which that treatment might have upon him or her as an Eligible Employee or potential Eligible Employee under the Plan.

22.  Notices

     Each Eligible Employee shall be responsible for furnishing the Agent and the Human Resources Department with the current and proper address for the mailing of notices and the delivery of other information. Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Eligible Employee furnishes the proper address.

23.  Severability of Provisions

     If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

24.  Headings and Captions

     The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.




25.  Approval of Board

     The Plan shall not be effective unless and until approved by the Board.

26.  Controlling Law

     This Plan shall be construed and enforced according to the laws of the State of Delaware (without giving effect to conflict of law rules).













































Exhibit 5


October 21, 1996


Board of Directors of Celadon Group, Inc.
One Celadon Drive
Indianapolis, Indiana  46236-4207

Dear Sirs:

We are acting as counsel to Celadon Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of 250,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company. The Shares are to be issued by the Company in connection with purchases to be made by certain employees of the Company pursuant to the Company's Employee Stock Purchase Plan (the "Plan").

As such counsel, we have participated in the preparation of the Registration Statement, and have reviewed the corporate proceedings in connection with the adoption of the Plan and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance in accordance with the terms of the Plan, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,


/s/ PROSKAUER ROSE GOETZ & MENDELSOHN LLP




Exhibit 23.1


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employee Stock Purchase Plan of Celadon Group, Inc. of our report dated September 26, 1996, with respect to the consolidated financial statements and schedule of Celadon Group, Inc. included in the Annual Report on Form 10-K for the year ended June 30, 1996.

/s/ Ernst & Young LLP


Indianapolis, Indiana
October 21, 1996